UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2010

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 300, Raleigh, North Carolina 27615

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 2, 2010, Xerium Technologies, Inc. (the “Company”) announced that it and certain of its direct and indirect subsidiaries have commenced the solicitation of votes from the Company’s lenders and parties to certain swap termination agreements in support of a joint prepackaged plan of reorganization (the “Plan”) under Chapter 11 of the U.S. bankruptcy code. The press release announcing the solicitation is attached hereto as Exhibit 99.1.

This Current Report on Form 8-K is not a solicitation to accept or reject the proposed Plan referred to herein or an offer to sell or a solicitation of an offer to buy any securities of the Company. Any solicitation or offer to sell will be made pursuant to and in accordance with the solicitation and disclosure statement distributed to the Company’s lenders under its senior secured credit facility and the parties to certain swap termination agreements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith.

Exhibit No.	Description

99.1	Press release, dated March 2, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: March 2, 2010	By:	/S/ DAVID G. MAFFUCCI
	Name:	David G. Maffucci
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release, dated March 2, 2010.